UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

SOW GOOD INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 N Union Bower Rd

Irving, TX 75061

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (214) 623-6055

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	SOWG	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

This Item 1.01 incorporates by reference the information set forth in Item 8.01.

Item 3.02 Unregistered Sales of Equity Securities.

This Item 3.02 incorporates by reference the information set forth in Item 8.01.

Item 8.01 Other Events.

On April 15, 2024, Sow Good Inc. (the “Company”) issued 2,186,250 shares of its common stock in connection with the exercise of warrants issued between December 2021 and May 2023 (the “Warrants”), with exercise prices varying from $2.21 to $2.60 (the “Warrant Exercise”). None of the Warrants were amended to allow for the Warrant Exercise. Each of the exercising holders of warrants (collectively, the “Holders”), received their warrants in connection with the incurrence by the Company of indebtedness pursuant to various tranches of promissory notes issued between December 2021 and May 2023 (collectively, the “Notes”). Each of the Holders agreed to amend certain of such Holder’s Notes (each, a “Notes Amendment”) for the partial prepayment of principal in an aggregate amount equal to the exercise price of such Holder’s Warrants, or otherwise elected to use a portion of the accrued but unpaid interest under such Holder’s Notes to pay the exercise price (together with the Notes Amendment, the “Warrant Exercise Transaction”). Certain of the Notes were repaid in full as a result of the Warrant Exercise Transaction and thereby did not need to be amended pursuant to the Notes Amendment. The net result of the Warrant Exercise Transaction was a reduction in the Company’s debt by $5,200,362.50, a reduction in accrued interest payable by $98,750.00 and a total issuance by the Company of 2,186,250 shares of common stock. The form of amendment to the promissory notes is attached hereto as Exhibit 10.1.

Certain of the Notes were fully repaid and the related debt discounts will be fully expensed as a loss on the extinguishment of debt, rather than included in interest, to be reflected in the unaudited quarterly financial statements of the Company for the second quarter of 2024. The Notes subject to the Notes Amendments were only partially repaid, and the ratable portion of the related debt discounts will be included as amortized interest expense in the unaudited quarterly financial statements of the Company for the second quarter of 2024. The remaining debt discounts will continue to be amortized as interest over the remaining term of the Notes. The Notes Amendments did not change any other terms of the Notes, and the present value of expected cash flows over the remaining life of the Notes remains substantially unchanged by the modification of the Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Amendment to Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOW GOOD INC.

	By:	/s/ Claudia Goldfarb
Claudia Goldfarb
Chief Executive Officer

Date: April 19, 2024